UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2007
(Date of Earliest Event Reported)

SURGE GLOBAL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)
(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02(d)	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 6, 2007, the Board of Directors of Surge Global Energy, Inc. (“Surge”) elected Dale Fisher as a director, effective September 6, 2007.  Mr. Fisher shall hold office until the next annual election of directors and until his successor is duly elected and qualified. David Perez, Chairman of the Board and Chief Executive Officer, introduced Mr. Fisher as a potential candidate to Surge. After the Nominating and Governance Committee reviewed the qualifications of Mr. Fisher and recommended him to the Board of Directors for election as a director, the members of the Board of Directors determined, in their reasonable business judgment, that it was appropriate to elect Mr. Fisher to the Board of Directors. Mr. Fisher did not receive any options to purchase shares of common stock of Surge upon his appointment.

Mr. Fisher has not yet been appointed to any committee of the Board of Directors of Surge, but he is expected to be appointed to the Nominating and Corporate Governance and Compensation Committees.  There are no family relationships between Mr. Fisher and any of the other executive officers or directors of Surge.

As previously disclosed in Surge’s  Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 8, 2007, which is incorporated herein by reference, Surge’s indirectly-owned Canadian subsidiary, Cold Flow Energy ULC (“Cold Flow”), completed its acquisition (the “Acquisition”) of Peace Oil Corp. (“Peace Oil”).  As a result of the Acquisition, the Fisher Family Trust, which was a shareholder of Peace Oil and of which Mr. Fisher is a beneficiary, received 1,905,145 exchangeable shares of preferred stock in Cold Flow.  Each share of preferred stock is exchangeable into two shares of Surge’s common stock at any time for a period of five years or a total of 3,810,290 shares.  In addition the Fisher Family Trust received 212,500 warrants to purchase shares of Surge’s common stock exercisable for a period of three years at an exercise price of $1.00 per share .

In addition, Mr. Fisher received a pro rata portion of the CDN$6,350,000 cash and secured notes issued as consideration in the Acquisition.  Mr. Fisher’s portion of such consideration was approximately 21.3% or CDN$1,352,550.  All cash and notes issued in the Acquisition were repaid from the proceeds resulting from the purchase of the assets of Peace Oil by North Peace Energy Corp. on June 28, 2007 as previously disclosed in Surge’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on July 3, 2007, which is incorporated herein by reference.

Item 8.01.                      OTHER EVENTS.

On September 12, 2007, Surge issued a press release announcing the appointment of Mr. Fisher as a director. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

99.1	Press release dated September 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: September 12, 2007	By:	/s/ William Greene William Greene, Chief Financial Officer

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